BellSouth Key Financial Measures
(amounts in millions, except per share data)

Selected Financial and Operating Data

4Q06	4Q05	Growth	3Q06	Growth

Consolidated

Total Operating Revenues	$ 9,058	$ 8,656		4.6%	$ 8,954	1.2%

Total Operating Expenses (excluding depreciation and amortization)	$ 5,472	$ 5,505		-0.6%	$ 5,367	2.0%

Operating Income	$ 2,225	$ 1,792		24.2%	$ 2,210	0.7%

Operating Margin	24.6%	20.7%	390	bps	24.7%	-10	bps

Interest Expense	$ 374	$ 377		-0.8%	$ 405	-7.7%

Other Income (Expense), net	$ 53	$ 48		10.4%	$ 57	-7.0%

Net Income	$ 1,248	$ 965		29.3%	$ 1,180	5.8%

Adjusted Earnings Per Share	$ 0.68	$ 0.53		28.3%	$ 0.65	4.6%

Diluted Weighted Average Common Shares Outstanding	1,832	1,818		0.8%	1,822	0.5%

Capital expenditures excluding Hurricane Katrina	$ 763	$ 803		-5.0%	$ 730	4.5%

Total Employees	59,298	63,066		-6.0%	59,745	-0.7%

Operating Free Cash Flow (net cash provided by operating activities
less capital expenditures	$ 1,202	($ 218)		*	$ 976	23.2%

Advertising and Publishing Group

Total Operating Revenues	$ 576	$ 529		8.9%	$ 537	7.3%

Total Operating Expenses (excluding depreciation and amortization)	$ 290	$ 277		4.7%	$ 284	2.1%

Segment Operating Income	$ 278	$ 245		13.5%	$ 245	13.5%

Segment Operating Margin	48.3%	46.3%	200	bps	45.6%	270	bps

*	-Not meaningful.

4Q06	4Q05	Growth	3Q06	Growth

Communications Group

Total Operating Revenues	$ 4,682	$ 4,681	0.0%		$ 4,696	-0.3%

Total Operating Expenses (excluding
depreciation and amortization)	$ 2,600	$ 2,755	-5.6%		$ 2,605	-0.2%

Segment Operating Income	$ 1,201	$ 1,027	16.9%		$ 1,205	-0.3%

Segment Operating Margin	25.7%	21.9%	380	bps	25.7%	0	bps

Communications Group Revenue Detail

Voice	$ 3,038	$ 3,131	-3.0%		$ 3,058	-0.7%

Data	$ 1,324	$ 1,252	5.8%		$ 1,315	0.7%

Other	$ 320	$ 298	7.4%		$ 323	-0.9%

Consumer ARPU	$ 62.86	$ 60.53	3.8%		$ 63.26	-0.6%

DSL

Revenue	$ 412	$ 353	16.7%		$ 405	1.7%

Subscribers	3,632	2,882	26.0%		3,449	5.3%

Net Adds	183	204	-10.3%		176	4.0%

BellSouth Long Distance

Revenue	$ 681	$ 630	8.1%		$ 662	2.9%

Subscribers	7,682	7,179	7.0%		7,596	1.1%

Net Adds	86	186	-53.8%		118	-27.1%

Access Minutes of Use (MOUs)

Switched Access MOUs	15,258	15,310	-0.3%		14,810	3.0%

BSLD MOUs	6,383	6,539	-2.4%		6,703	-4.8%

Total Access MOUs	21,641	21,849	-1.0%		21,513	0.6%

BellSouth Corporation

Items Excluded From Adjusted Results - EPS Impacts

4Q06	4Q05	3Q06

Wireless Merger Integration Costs	$ 0.03	$ 0.04	$ 0.02

Wireless Merger Intangible Amortization	$ 0.04	$ 0.05	$ 0.04

AT&T Merger Costs	$ 0.05	$-	$ 0.01

Hurricane Katrina-related Expenses	$-	$ 0.08	$-

Severance	$-	$ 0.03	$-

Deferred Revenue Adjustment	$ -	$ (0.02)	$-

Wireless Merger Integration Costs - Represents BellSouth’s 40% share of Cingular's merger integration costs incurred in connection with the Cingular/AT&T Wireless merger and AT&T/BellSouth merger. Integration costs include one-time cash outlays or specified non-cash charges, including accelerated depreciation, directly related to rationalization of the wireless network, sales distribution channels, the workforce, information technology systems and real estate.

Wireless Merger Intangible Amortization - Represents BellSouth's 40 percent share of the non-cash amortization of intangibles, primarily customer lists, that were created in Cingular's acquisition of AT&T Wireless.

AT&T Merger Costs - Represents specific deal-related costs directly associated with the merger with AT&T. Costs include legal and regulatory fees, costs of filing and printing the joint proxy statement, expense associated with employee retention awards, bankers' fees and directors' and officers' insurance.

Hurricane Katrina-related Expenses - Represents incremental labor and material costs primarily related to service restoration and network repairs in BellSouth's wireline business. The expenses include BellSouth's 40% share of Cingular Wireless' hurricane expenses.

Severance - Represents the net severance-related costs recorded in the 4th quarter of 2005 associated with management workforce reductions.

Deferred Revenue Adjustment - Represents the fourth quarter 2005 recognition of previously deferred revenue in the Communications Group segment. The adjustment relates to a system coding error that resulted in underreporting revenues in prior periods. The amount accumulated over multiple years and did not affect any one year by more than $9.